Exhibit 10.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement”), dated as of December 27, 2018, is made by and between Arcimoto, Inc., an Oregon corporation (the “Grantor”) in favor of FOD Capital, LLC (the “Lender”), a Florida limited liability company, as collateral agent for the secured party under the Loan Agreement referred to below (the “Secured Party”).

WHEREAS, the Grantor has entered into a Subscription Agreement dated as of December 27, 2018 (the “Loan Agreement”), with the Lender. Capitalized terms not defined herein will have the meanings set forth in the Loan Agreement.

WHEREAS, as a condition precedent to the making of the loan by the Lender under the Loan Agreement, Grantor has executed and delivered to the Lender that certain Security Agreement dated as of December 27, 2018, made by and between the Grantor and the Lender (the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Lender, for the benefit of the Secured Party, a security interest in, among other property, certain intellectual property of the Grantor, and has agreed to execute and deliver this IP Security Agreement for recording with governmental authorities, including, but not limited to, the United States Patent and Trademark Office and the United States Copyright Office.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Security. Grantor hereby pledges and grants to the Lender for the ratable benefit of the Secured Party a security interest in and to all of the right, title, and interest of Grantor in, to, and under the following (the “IP Collateral”):

(a) the patents and patent applications set forth in Schedule 1 hereto and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof and amendments thereto, as well as any foreign patents and patent applications related to the patents and patent applications set forth in Schedule 1 (the “Patents”);

(b) the trademark registrations and applications set forth in Schedule 2 hereto, together with the goodwill connected with the use thereof and symbolized thereby, and all extensions and renewals thereof (the “Trademarks”);

(c) the copyright registrations, applications, and copyright registrations and applications exclusively licensed to Grantor set forth in Schedule 3 hereto, and all extensions and renewals thereof (the “Copyrights”);

(d) all rights of any kind whatsoever of Grantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

(e) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(f) any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right, but no obligation, to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2. Recordation. Grantor authorizes the Commissioner for Patents, and the Commissioner for Trademarks, the Register of Copyrights, and any other government officials to record and register this IP Security Agreement upon request by the Lender.

3. Loan Documents. This IP Security Agreement has been entered into pursuant to and in conjunction with the Security Agreement, which is hereby incorporated by reference. The provisions of the Security Agreement shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Lender with respect to the IP Collateral are as provided by the Loan Agreement, the Security Agreement, and related documents, and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.

4. Execution in Counterparts. This IP Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this IP Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this IP Security Agreement.

5. Successors and Assigns. This IP Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6. Governing Law. This IP Security Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this IP Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Oregon, without giving effect to any choice or conflict of law provision or rule (whether of the State of Oregon or any other jurisdiction).

[signature page follows]

IN WITNESS WHEREOF, Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ARCIMOTO, INC.

By:	/s/ Mark Frohnmayer
Name:	Mark Frohnmayer
Title:	CEO

Address for Notices: 2034 West 2nd Avenue
Eugene, OR 97402

AGREED TO AND ACCEPTED

FOD Capital, LLC

By:	/s/ Michael T. Raymond
Name:	Michael T. Raymond
Title:	Manager

Address for Notices: 7009 Shrimp Rd, STE #4
Key West, FL 33040

Signature Page to Intellectual Property Security Agreement

SCHEDULES

Schedule 1

PATENTS

Patents

Title	Jurisdiction	Patent Number	Issue Date	Record Owner
Narrow body ultra efficient three wheeled electric vehicle with automotive class feel	US	8,985,255	March 24, 2015	Arcimoto, Inc.
Vehicle powertrain with dual-independent transmissions	US	9,592,732	March 14, 2017	Arcimoto, Inc.
Narrow ultra efficient three wheeled vehicle with automotive class feel and handlebar steering	US	9,783,257	October 10, 2017	Arcimoto, Inc.
Narrow ultra efficient three wheeled vehicle with automotive class feel and handlebar steering	US	9,994,276	June 12, 2018	Arcimoto, Inc.
Battery assembly including multi-row battery interconnection member	US	10,164,235	December 25, 2018	Arcimoto, Inc.

Patent Applications

Title	Jurisdiction	Application/ Publication Number	Filing Date	Record Owner
Battery system	US	14/954,650	November 30, 2015	Arcimoto, Inc.

Schedule 2

TRADEMARKS

Trademark Registrations

Mark	Jurisdiction	Registration Number	Registration Date	Record Owner
FUV	US	5541619	September 10, 2016	Arcimoto, Inc.
ARCIMOTO	US	5467285	May 3, 2017	Arcimoto, Inc.
FUN UTILITY VEHICLE	US	5342452	December 7, 2016	Arcimoto, Inc.
FUV	US	5325383	September 15, 2016	Arcimoto, Inc.
A (logo)	US	4997459	November 19, 2015	Arcimoto, Inc.
THE EVERYDAY ELECTRIC	US	4230594	January 27, 2011	Arcimoto, Inc.
SRK	US	4369026	April 7, 2011	Arcimoto, Inc.

Trademark Applications

Mark	Jurisdiction	ITU Status	Application Number	Filing Date	Record Owner

Schedule 3

COPYRIGHTS

Copyright Registrations

Title	Jurisdiction	Registration Number	Registration Date	Record Owner

Copyright Applications

Title	Jurisdiction	Application Number	Filing Date	Record Owner

Exclusively Licensed Copyright Registrations

License Agreement	Copyright Title	Jurisdiction	Registration Number	Registration Date

Exclusively Licensed Copyright Applications

License Agreement	Copyright Title	Jurisdiction	Application Number	Filing Date

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